EXHIBIT 32.1
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                   CERTIFICATION OF PERIODIC FINANCIAL REPORT

            Pursuant to 18 U.S.C. 1350, the undersigned, Betsy Henley-Cohn and John S. Tomac, the chief executive officer and chief financial officer, respectively, of BIW Limited (the "issuer"), do each hereby certify that the report on Form 10-Q accompanying this certification (the "report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.


/s/ Betsy Henley-Cohn
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Betsy Henley-Cohn

Chairwoman of the Board and Chief Executive Officer
(chief executive officer)
BIW Limited

November 13, 2003

/s/ John S. Tomac
--------------------------------
John S. Tomac

President and Treasurer
(chief financial officer)
BIW Limited

November 13, 2003